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                                                                        EX99.26M

MINNESOTA LIFE
CALCULATION FOR ITEM 26, M

The following sample calculation corresponds to the illustration provided in the registration statement using current assumptions, level death benefit, initial face amount of $600,000, and a 6.00% gross return for a 45 year old.

ACCOUNT VALUE FORMULAS

    AV(t)     = (AV(t-1) + GP(t) - PE(t) - MAF- MRC(t) - RCt(t))(1 + i(12)) - PW(t)

    Where:

    AV(t)     = Account Value at the end of month t.

    GP(t)     = Gross premium paid in month t.  For the illustration provided, GP(t) = $900.00.

    PE(t)     = Percent of premium charges for month t.  For the illustration provided, PE(t) = 5.25%.

    MAF       = Monthly administrative fee.  For the illustration provided, MAF = $4.00.

    i(12)     = For the Separate Account, this is the percentage change in the unit value from the beginning of the month to the end of the month of the sub-account in which the net premiums are invested.  For the sample calculation for the illustration provided, a 6.00% gross annual return, a
                0.93% fund management fee, and a 0.50% Mortality and Expense charge are assumed.  The fund management fee and M&E charge are taken daily.  Therefore, i(12) = (1.06(1/365) - (.0095 + .0050)/365)(365/12) - 1 =
                0.36542% for the illustration provided.

    RC(t)     = Rider charges for month t.  For the illustration provided, there are no rider charges.

    PW(t)     = Partial withdrawal in month t (including cost for processing the request).  For the illustration provided, no partial withdrawals are assumed.

    MRC(t)    = Monthly risk charge for month t.

              = r(x+t) (FA(t) - Z(t))  for the Level death benefit option, which is the assumed option in the illustration provided.

    r(x+t)    = Risk factor at attained age x+t.

    FA(t)     = Face amount assumed payable at the beginning of month t.

    Z(t)      = Account value immediately preceding deduction of MRCt and RC(t).
              = (AV(t-1) + GP(t) - PE(t) )

The illustration shows year end values. The 48th month account value is shown for year 4, and the 60th month is shown for year 5. The account values for the fifth contract year have been calculated as follows:


    AV(49)    = (AV(48) + GP(49) - PE(49) - MAF- MRC(49) - RC(49))(1 + i(12)) - PW(49)
              = (38,218.90 + 900 - 47.25 - 4 - 134.66) * 1.0036542
              = 39,075.26

    AV(50)    = (39,075.26 + 900 - 47.25 - 4 - 134.45) * 1.0036542
              = 39,934.96

    AV(51)    = (39,934.96 + 900 - 47.25 - 4 - 134.24) * 1.0036542
              = 40,798.01

    AV(52)    = (40,798.01 + 900 - 47.25 - 4 - 134.04) * 1.0036542
              = 41,664.42

    AV(53)    = (41,664.42 + 900 - 47.25 - 4 - 133.83) * 1.0036542
              = 42,534.20

    AV(54)    = (42,534.20 + 900 - 47.25 - 4 - 133.62) * 1.0036542
              = 43,407.37

    AV(55)    = (43,407.37 + 900 - 47.25 - 4 - 133.41) * 1.0036542
              = 44,283.94

    AV(56)    = (44,283.94 + 900 - 47.25 - 4 - 133.20) * 1.0036542
              = 45,163.93

    AV(57)    = (45,163.93+ 900 - 47.25 - 4 - 132.99) * 1.0036542
              = 46,047.35

    AV(58)    = (46,047.35 + 900 - 47.25 - 4 - 132.78) * 1.0036542
              = 46,934.20

    AV(59)    = (46,934.20 + 900 - 47.25 - 4 - 132.56) * 1.0036542
              = 47,824.52

    AV(60)    = (47,824.52 + 900 - 47.25 - 4 - 132.35) * 1.0036542
              = 48,718.30

DEATH BENEFIT FORMULAS

    DB(t)     = MAX(AV(t) * Corr(x), FA(t)) for the Level death benefit option, which is assumed in the current illustration

Where:

    Corr(x)   = The Guideline Corridor factor for attained age x


The illustration shows year end values. The 60th month is shown for year 5. The death benefit for the fifth contract year has been calculated as follows:

    DB(60)    = MAX(48,718.30 * 1.85, 100,000 ) = 100,000